Exhibit (e)(17)

2015 EXECUTIVE OFFICER INCENTIVE BONUS PLAN

To:	Executive Officers of Procera Networks, Inc.
From:	Compensation Committee of the Board of Directors of Procera Networks, Inc.
Adoption Date:	December 11, 2014
Re:	Incentive Bonus Plan for 2015

This document outlines the incentive bonus plan for executive officers of Procera Networks, Inc. (“Procera”) for 2015 (the “Plan”). For purposes of the Plan, “executive officer” means an executive officer of Procera who has been designated by the Committee (as defined below) as a participant in the Plan (“Participant”).

The Plan is designed to motivate the Participants to meet Procera’s objectives for fiscal year 2015 by rewarding the executives with cash payments upon achieving or surpassing such objectives.

The Compensation Committee of Procera’s Board of Directors (or the independent members of Procera’s Board of Directors, within the meaning set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended) (in each case, the “Committee”) will administer the Plan. Subject to the general purposes, terms and conditions of the Plan, the Committee shall have authority to implement and carry out the Plan, including authority to construe and interpret the Plan. All questions of interpretation or construction of the Plan shall be determined by the Committee. The Committee reserves the right to modify the Plan in total or in part at any time. The Plan may be amended, suspended or terminated at any time at the sole and absolute discretion of the Committee.

All bonus payments under the Plan shall be made at the Committee’s sole discretion.

Bonus Calculations

Participants shall be eligible to earn all or portions of an Annual Bonus and a Strategic Marketing Bonus. The Annual Bonus and Strategic Marketing Bonus are independent bonus opportunities for Participants.

A.	Annual Bonus

Participants shall be eligible to earn the following annual bonus (the “Annual Bonus”) according to the payment schedule set forth herein.

The formula for a Participant’s Annual Bonus calculation is: A x B x C

Whereby, for purposes of the Plan:

A = The Participant’s base salary as of January 1, 2015

B = The Participant’s Target Bonus Percentage

C = The sum of (i) the Annual Revenue Bonus, plus (ii) the Annual Profit Bonus

1.	Target Bonus Percentage: For purposes of the Plan, the Target Bonus Percentage for Mr. Brear shall be 80% and for Mr. Constanti shall be 50%.

2.	Revenue Bonus: The “Annual Revenue Bonus” shall be a percentage between 0% and 75%, each inclusive, computed using a linear interpolation between the values in the following table, based on a $90 million[1] Procera revenue target for 2015; provided that the Annual Revenue Bonus shall be reduced by 50% from the applicable amount in the following table in the event the gross margin percentage for the Company for fiscal year 2015 is less than 60%:

Actual 2015 Revenue	Actual 2015 Revenue vs. Plan	Revenue Bonus
$117 million or more	130%	75%
$90 million	100%	50%
$74.7 million	83%	20%
Less than $74.7 million	Less than 83%	0%

“Actual 2015 Revenue” means Procera’s total revenue for 2015, as reported in Procera’s audited income statement for the fiscal year ending December 31, 2015.

[1]	In the event Procera completes one or more entity and/or asset acquisitions that are expected to have a material effect on Procera’s operating results for 2015, the revenue target and/or the profit target for 2015 will be adjusted by the Committee accordingly.

3.	Profit Bonus: The “Annual Profit Bonus” shall be a percentage between 0% and 75%, each inclusive, computed using a linear interpolation between the values in the following table, based on a $3.7 million[1] pre-tax Procera profit target for 2015:

Actual Pre-Tax 2015 Profit	Actual Pre-Tax 2015 Profit vs. Plan	Profit Bonus
$5.5 million or more	150%	75%
$3.7 million	100%	50%
$2.8 million	75%	20%
Less than $2.8 million	Less than 75%	0%

“Actual Pre-Tax 2015 Profit” means Procera’s non-GAAP operating profit (pre-tax) for 2015, inclusive of the bonus expense, calculated in accordance with Procera’s audited income statement for the fiscal year ending December 31, 2015.

Achievement of the Revenue and Profit/Loss will be measured at three periods: (1) following completion of the review by Procera’s independent registered public accounting firm (the “Auditors”) of the Company’s financial statements as of and for the fiscal quarter ending March 31, 2015; (2) following completion of the review by the Auditors of the Company’s financial statements as of and for the fiscal quarter ending June 30, 2015; and (3) following completion of the audit of the Company’s financial statements as of and for the fiscal year ending December 31, 2015. Participants shall be eligible to receive a portion of their total potential Annual Bonus following the completion of the reviews set forth in clause (1) and clause (2) above.

Promptly following completion of the review by the Auditors of Procera’s financial statements as of and for the quarter ending March 31, 2015, each Participant shall receive an amount equal to A x B x D (the “Q1 Bonus”),

Whereby:

A = The Participant’s base salary as of January 1, 2015

B = The Participant’s Target Bonus Percentage

D = The sum of (i) the Q1 2015 Revenue Bonus, plus (ii) the Q1 2015 Profit/Loss Bonus

4.	Q1 2015 Revenue Bonus: The “Q1 2015 Revenue Bonus” shall be a percentage between 0% and 12.5%, each inclusive, computed using a linear interpolation between the values in the following table, based on a $17 million[2] Procera revenue target for Q1 2015; provided that the Q1 2015 Revenue Bonus shall be reduced by 50% from the applicable amount in the following table in the event the gross margin percentage for the Company for Q1 2015 is less than 60%:

Actual Q1 2015 Revenue	Actual Q1 2015 Revenue vs. Plan	Q1 2015 Revenue Bonus
$22.1 million or more	130%	12.5%
$17 million	100%	10%
$14.1 million	83%	4%
Less than $14.1 million	Less than 83%	0%

“Actual Q1 2015 Revenue” means Procera’s total revenue for Q1 2015, as reported in Procera’s income statement for the fiscal quarter ending March 31, 2015 reviewed by the Auditors.

5.	Q1 2015 Profit/Loss Bonus: The “Q1 2015 Profit/Loss Bonus” shall be a percentage between 0% and 12.5%, each inclusive, computed using a linear interpolation between the values in the following table, based on a $2.3 million[2] pre-tax Procera loss target for Q1 2015:

Actual Pre-Tax Q1 2015 Profit/Loss	Actual Pre-Tax Q1 2015 Profit/Loss vs. Plan	Q1 2015 Profit/Loss Bonus
Loss of $1.15 million or less	150%	12.5%
$2.3 million loss	100%	10%
Greater than $2.3 million loss	Less than 100%	0%

“Actual Pre-Tax Q1 2015 Profit/Loss” means Procera’s non-GAAP operating profit/loss (pre-tax) for Q1 2015, inclusive of the bonus expense, calculated in accordance with Procera’s income statement for the fiscal quarter ending March 31, 2015 reviewed by the Auditors.

Promptly following completion of the review by the Auditors of Procera’s financial statements as of and for the quarter ending June 30, 2015, each Participant shall receive an amount equal to A x B x E (the “Q2 Bonus”),

Whereby:

A = The Participant’s base salary as of January 1, 2015

B = The Participant’s Target Bonus Percentage

E = The sum of (i) the Q2 2015 Revenue Bonus, plus (ii) the Q2 2015 Profit Bonus

[2]	In the event Procera completes one or more entity and/or asset acquisitions that are expected to have a material effect on Procera’s operating results for Q1 2015, the revenue target and/or the profit/loss target for Q1 2015 will be adjusted by the Committee accordingly.

6.	Q2 2015 Revenue Bonus: The “Q2 2015 Revenue Bonus” shall be a percentage between 0% and 12.5%, each inclusive, computed using a linear interpolation between the values in the following table, based on a $22 million[3] Procera revenue target for Q2 2015; provided that the Q2 2015 Revenue Bonus shall be reduced by 50% from the applicable amount in the following table in the event the gross margin percentage for the Company for Q2 2015 is less than 60%:

Actual Q2 2015 Revenue	Actual Q2 2015 Revenue vs. Plan	Q2 2015 Revenue Bonus
$28.6 million or more	130%	12.5%
$22 million	100%	10%
$18.3 million	83%	4%
Less than $18.3 million	Less than 83%	0%

“Actual Q2 2015 Revenue” means Procera’s total revenue for Q2 2015, as reported in Procera’s income statement for the fiscal quarter ending June 30, 2015 reviewed by the Auditors.

7.	Q2 2015 Profit Bonus: The “Q2 2015 Profit Bonus” shall be a percentage between 0% and 12.5%, each inclusive, computed using a linear interpolation between the values in the following table, based on a $607,000[3] pre-tax Procera profit target for Q2 2015:

Actual Pre-Tax Q2 2015 Profit	Actual Pre-Tax Q2 2015 Profit vs. Plan	Q2 2015 Profit Bonus
$910,000 or more	150%	12.5%
$607,000	100%	10%
$455,000	75%	4%
Less than $455,000	Less than 75%	0%

“Actual Pre-Tax Q2 2015 Profit” means Procera’s non-GAAP operating profit (pre-tax) for Q2 2015, inclusive of the bonus expense, calculated in accordance with Procera’s income statement for the fiscal quarter ending June 30, 2015 reviewed by the Auditors.

Promptly following completion of the audit of Procera’s financial statements as of and for the fiscal year ending December 31, 2015 (the “Audit”), Procera shall calculate the Annual Bonus. In the event the Annual Bonus exceeds the sum of the Q1 Bonus plus the Q2 Bonus already paid (such sum, the “H1 Bonus”), the amount by which the Annual Bonus exceeds the H1 Bonus shall be paid to the Participants promptly following completion of the Audit. In the event the Annual Bonus is less than the H1 Bonus, the Participants shall not be required to forfeit to Procera any portion of the H1 Bonus previously paid to the Participants.

[3]	In the event Procera completes one or more entity and/or asset acquisitions that are expected to have a material effect on Procera’s operating results for Q2 2015, the revenue target and/or the profit target for Q2 2015 will be adjusted by the Committee accordingly.

B.	Strategic Marketing Bonus

Participants shall be eligible to earn the following strategic marketing bonus (the “Marketing Bonus”).

Mr. Brear will have a $75,000 cash Marketing Bonus opportunity and Mr. Constanti will have a $40,000 cash Marketing Bonus opportunity, in each case based on Procera achieving any or all of the three milestones below (each, a “Milestone”) by December 31, 2015. Achievement of a Milestone shall earn 33.33% of the Participant’s total Marketing Bonus opportunity.

1.	Procera recognizes cumulative revenue in fiscal year 2015 for NFV of $500,000.

2.	Procera recognizes cumulative revenue in fiscal year 2015 for RAN Perspectives of $1,000,000.

3.	Procera recognizes cumulative revenue in fiscal year 2015 for Video Perspectives of $2,500,000.

Achievement of the Milestones will be measured after the completion of each fiscal quarter of 2015 based on (a) the review by the Auditors of Procera’s financial statements as of and for such fiscal quarter then ended with respect to Q1-Q3 2015, and (b) the audit of Procera’s financial statements as of and for the fiscal year ending December 31, 2015 with respect to Q4 2015.

Examples

Examples illustrating the formulas set forth above are attached as EXHIBIT A. These examples are provided for illustrative purposes only and shall not constitute a guarantee of any particular level of Company performance or any bonus payment under the Plan.

Withholding

Procera will withhold from any payments under the Plan any amount required to satisfy the income and employment tax withholding obligations arising under applicable federal and state laws in respect of a bonus award.

Payment of Bonuses

Earned Q1 Bonuses will be paid under the Plan upon the terms set forth herein within ten (10) business days following completion of the review by the Auditors of Procera’s financial statements as of and for the fiscal quarter ending March 31, 2015.

Earned Q2 Bonuses will be paid under the Plan upon the terms set forth herein within ten (10) business days following completion of the review by the Auditors of Procera’s financial statements as of and for the fiscal quarter ending June 30, 2015.

Earned Annual Bonuses will be paid under the Plan upon the terms set forth herein within ten (10) business days following completion of the fiscal year 2015 Audit.

Each earned Marketing Bonus will be paid under the Plan upon the terms set forth herein within ten (10) business days following completion of the review by the Auditors of Procera’s 2015 financial statements as of and for the period in which such Marketing Bonus was earned.

Recoupment

In the event that (i) achievement of the Q1 Bonus, the Q2 Bonus, the Annual Bonus or any Marketing Bonus is based on financial results that were subsequently the subject of a substantial restatement of Procera financial statements filed with the Securities and Exchange Commission and (ii) a Participant’s fraud or intentional illegal conduct materially contributed to such financial restatement, then, in addition to any other remedies available to Procera under applicable law, to the extent permitted by law and as the Committee, in its sole discretion, determines appropriate, Procera may require recoupment of all or a portion of any after-tax portion of any bonus paid to such Participant under the Plan.

General

The Plan is subject to the terms and conditions of each Participant’s employment agreement with Procera in all respects. Nothing contained herein shall be construed as conferring upon any Participant the right to continue as an employee of Procera, and employment with Procera is employment at-will, terminable by either party at any time for any reason, in accordance with the terms of the Participant’s employment agreement with Procera.

The Plan shall be construed in accordance with and governed by the laws of the State of California.

No amounts payable under the Plan shall be funded, set aside or otherwise segregated prior to payment. The obligation to pay bonus amounts shall at all times be an unfunded and unsecured obligation of Procera, and Procera shall not be required to incur indebtedness to fund any bonus amounts under the Plan unless otherwise directed to do so by the Committee. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Any questions regarding the Plan should be directed to the Committee.

EXHIBIT A

EXAMPLES

Example #1: Sample salary of $375,000 and 80% target bonus for $300,000 of Revenue/Profit Bonus Target

•	Achieve 100% target revenue and profit for both Q1 and Q2 2015
•	Achieve 90% of target revenue for full year 2015 and 80% of target profit for full year 2015
•	Full year revenue recognition goal achieved in Q4 2015 for NFV and Video Perspectives, but not RAN Perspectives

Bonus Payments Earned:

•	Q1 2015 revenue of $17 million (100%) pays 10% = $30,000
•	Q1 2015 loss of $2.3 million (100%) pays 10% = $30,000

Total Q1 2015 Payment of $60,000

•	Q2 2015 revenue of $22 million (100%) pays 10% = $30,000
•	Q2 2015 profit of $607,000 (100%) pays 10% = $30000

Total Q2 2015 Payment of $60,000

Total 1H Payment of $120,000

•	2015 Full Year Revenue of $81 million (90%) earns 32.353% = $97,059
•	2015 Full Year Profit of $2.96 million (80%) earns 26.0% = $78,000

Full Year Total Earned = $175,059

Less 1H payment already made = (120,000)

End of Year Payment of $55,059

•	Q4 2015 cumulative revenue recognized for Strategic Marketing Bonus:

NFV at $600,000 pays = $25,000

Ran Perspectives at $750,000 pays = 0

Video Perspectives at $2.6 million pays = $25,000

Total Strategic Marketing Bonus Payment of $50,000

Total Bonus Payments of $225,059

Example #2: Sample salary of $375,000 and 80% target bonus for $300,000 of Revenue/Profit Bonus Target

•	Achieve 100% target revenue for both Q1 and Q2 2015
•	Miss Q1 2015 loss target and achieve 75% of target profit in Q2 2015
•	Achieve 83% of target revenue for full year 2015
•	Achieve 54 % of target profit for full year 2015
•	Full year revenue recognition goal achieve in Q4 2015 for NFV only

Bonus Payments Earned:

•	Q1 2015 revenue of $17 million (100%) pays 10% = $30,000
•	Q1 2015 loss of $2.6 million pays 0% = -0-
•	Q2 2015 revenue of $22 million (100%) pays 10% = $30,000
•	Q2 2015 profit of $456,000 (75%) pays 4% = $12,000

Total Q1 2015 Payment of $30,000

Total Q2 2015 Payment of $42,000

Total 1H Payment of $72,000

•	2015 Full year revenue of $74.7 million (83%) earns 20% = $60,000
•	2015 Full year profit of $2.0 million (54%) earns 0% = -0-

Full Year Total Earned of $60,000

Less 1H Payment made of ($72,000)

End of Year Payment of -0-

No forfeiture of $12,000 overage

•	Q4 2015 cumulative revenue recognition for Strategic Marketing Bonus

NFV at $600,000 pays = $25,000

RAN Perspectives at $750,000 pays = -0-

Video Perspectives at $2 million pays = -0-

Total Strategic Marketing Bonus Payment of $25,000

Total Bonus Payments of $97,000